Exhibit 99.3
Item 2. Properties.
     We currently lease office space in Bermuda (which houses our corporate headquarters), Europe, Hong Kong and the United States for the operation of our business. Our U.S insurance segment operates from offices throughout the United States, our international insurance segment operates from offices in Bermuda and Europe and our reinsurance segment operates from offices in New York, Bermuda and Zug, Switzerland. Except for our office space in Bermuda, which has 13 years remaining on the lease term, our leases have remaining terms ranging from two months to approximately ten years in length. We renew and enter into new leases in the ordinary course of business as needed. While we believe that the office space from these leased properties is sufficient for us to conduct our operations for the foreseeable future, we may need to expand into additional facilities to accommodate future growth. For more information on our leasing arrangements, please see Note 15 of the notes to the consolidated financial statements in the Form 10-K.